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Exhibit 10.33

KINETIC CONCEPTS, INC.
2004 EMPLOYEE STOCK PURCHASE PLAN

        1.    Purpose.    The Kinetic Concepts, Inc. 2004 Employee Stock Purchase Plan (the "Plan") is being established for the benefit of employees of the Company and its Designated Parents/Subsidiaries (as defined below). The Plan is intended to provide such employees with a convenient opportunity to purchase common stock of the Company (as defined below) through payroll deductions, to enhance such employees' sense of participation in the success of the Company, to provide an incentive for continued employment and to promote long-term, broad based employee ownership of the Company's common stock. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code, and the provisions of the Plan shall be construed in a manner consistent with the requirements of such section of the Code (as defined below).

        2.    Definitions.

          a.     "Administrator" shall mean the Board, or to the extent the Board does not administer the Plan, the Committee.

          b.     "Board" shall mean the Board of Directors of the Company.

          c.     "Blum" means Blum Capital Partners, L.P., any other related fund managed by Blum Capital Partners, or an affiliate thereof, and their respective affiliates, together with any affiliated Person to whom any of the foregoing shall have directly or indirectly transferred any Shares.

          d.     "Change in Capitalization" means any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities or property by reason of a reclassification, recapitalization, merger, amalgamation, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise; or any other corporate action, such as declaration of a special dividend, that affects the capitalization of the Company; provided, however, that the conversion of the Company's preferred stock in connection with the Company's initial underwritten public offering of Shares will not be deemed to constitute a Change in Capitalization.

          e.     "Change in Control" means, unless otherwise provided in an Award Agreement, the first to occur of any one of the events set forth in the following paragraphs; provided, however, that any public offering of Shares of the Company shall not constitute a Change in Control:

              (i)  any sale, lease, exchange, or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company (together with the assets of the Company's direct and indirect subsidiaries) to any Person or group of related Persons as that term is used in Section 13(d) of the Exchange Act (a "Group"), together with any affiliates thereof; or

             (ii)  any Person (other than any of the Investors) or Group (other than any Group including any of the Investors), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Shares representing more than 50% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors of the Company ("Voting Stock") and such Person or Group has the power and authority to vote such Shares;

            (iii)  the consummation of a merger or consolidation of the Company with another entity in which immediately following the consummation of the transaction, the Investors cease to own collectively at least 20% of the Voting Stock in the surviving corporation.

          f.      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          g.     "Committee" shall mean the compensation committee or any other committee of members of the Board appointed by the Board to administer the Plan and to perform the functions set forth herein. To the extent necessary or desirable, such committee shall be composed entirely of individuals who meet the qualifications referred to in Rule 16b-3 under the Exchange Act.

          h.     "Company" shall mean Kinetic Concepts, Inc., a corporation organized under the laws of the State of Texas, or any successor corporation.

          i.      "Compensation" shall mean the base salary, wages, commissions, overtime pay, shift premiums and bonuses paid by an Employer to an Employee as reported by the Employer to the United States government for federal income tax purposes, including an Employee's portion of compensation deferral contributions pursuant to Section 401(k) of the Code, any amount excludable pursuant to Section 125 of the Code and/or any non-qualified compensation deferral.

          j.      "Designated Parent/Subsidiary" shall mean any Parent or Subsidiary of the Company that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan, which may include corporations that become a Parent or Subsidiary of the Company after the adoption of the Plan.

          k.     "Employee" shall mean any employee of the Company or a Designated Parent/Subsidiary, excluding:

              (i)  employees who have been employed less than three (3) months;

             (ii)  employees whose customary employment is for less than twenty (20) hours per week; and

            (iii)  employees whose customary employment is for less than five(5) months in a calendar year.

          l.      "Employer" shall mean, as to any particular Employee, the corporation which employs such Employee.

          m.    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          n.     "Exercise Date" shall mean the last business day of each Purchase Period.

          o.     "Fair Market Value" of a Share as of a particular date shall mean (1) the closing sale price reported for such share on the national securities exchange or national market system on which such share is principally traded on such date (or, if there were no trades on such date, on the most recently preceding day on which there was a sale), or (2) if the Shares are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Administrator in good faith in its sole discretion.

          p.     "Fremont" means Fremont Partners L.P., any other related fund managed by Fremont Partners, or an affiliate thereof, and their respective affiliates, together with any affiliated Person to whom any of the foregoing shall have directly or indirectly transferred any Shares.

          q.     "Group" shall have the meaning set forth in Section 2e. hereof.

          r.     "Investors" means Fremont, Blum and Leininger.

          s.     Leininger means James R. Leininger, M.D., any related partnership, trust or fund managed or otherwise controlled by James R. Leininger, M.D., or an affiliate thereof, and their respective affiliates, together with any affiliated Person to whom any of the foregoing shall have directly or indirectly transferred any Shares.

          t.      "Listing Date" means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange, or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of any applicable State securities law.

          u.     "Offering Date" shall mean the first business day of each Offering Period of the Plan. The Offering Date of an Offering Period is the grant date for the options offered in such Offering Period.

          v.     "Offering Period" shall mean a six (6) month period with respect to which the right to purchase Shares may be granted under the Plan, as determined pursuant to Section 5, or such other period as determined by the Administrator pursuant to Section 5.

          w.    "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an option, each of the corporations other than the Company owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

          x.     "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          y.     "Plan" shall mean the Kinetic Concepts, Inc. 2004 Employee Stock Purchase Plan, as amended from time to time.

          z.     "Purchase Period" shall mean a six (6) month period in which payroll deductions may be made for the purchase of Shares under the Plan, as determined pursuant to Section 5, or such other period as determined by the Administrator pursuant to Section 5.

          aa.   "Shares" shall mean shares of the common stock, par value $0.001 per share, of the Company.

          bb.   "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an option, each of the corporations other than the last corporation in the unbroken chain owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

          cc.   "Voting Stock" shall have the meaning set forth in Section 2e. hereof.

        3.    Eligibility.    Subject to the limitations set forth in Section 4 hereof, any Employee is eligible to participate in the Plan and may elect to participate by satisfying the requirements set forth in Section 6a.

        4.    Limitation on Shares to be Purchased.

          a.     Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan if, immediately after the grant, such Employee (or any other person whose Shares would be attributed to such Employee pursuant to Section 424(d) of the Code) would own Shares and/or hold outstanding options to purchase Shares possessing five percent (5%) or more of the total combined voting power or value of all classes of Shares of the Company or of any Subsidiary or Parent of the Company.

          b.     Notwithstanding any provisions of the Plan to the contrary, no Employee shall be entitled to purchase Shares under the Plan at a rate which, when aggregated with his or her rights to purchase Shares under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any Subsidiary or Parent of the Company, exceeds twenty-five thousand dollars ($25,000) in Fair Market Value of such Shares (determined at the time such option is granted) for any calendar year in which such option would be outstanding at any time. Any amounts received from an Employee which cannot be used to purchase Shares as a result of this limitation will be returned as soon as practicable to the Employee without interest.

          c.     Notwithstanding any provisions of the Plan to the contrary, no Employee shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Exercise Date. Not less than thirty (30) days prior to the commencement of any Purchase Period, the Administrator may, in its sole discretion, set a maximum number of Shares which may be purchased by any employee at any single Exercise Date (hereinafter the "Maximum Share Amount"). If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount not less than fifteen (15) days prior to the commencement of the next Purchase Period. Once the Maximum Share Amount is set, it shall continue to apply with respect to all succeeding Exercise Dates and Purchase Periods unless revised by the Administrator as set forth above.

        5.    Offering Periods.    Except as provided below, the Plan shall be implemented by two Offering Periods commencing each fiscal year and the Offering Periods shall consist of the six (6) month periods commencing on the first day of each of the first and third fiscal quarters of the fiscal year. While the Plan is in effect, except as provided below, each Offering Period shall be composed of one (1) Purchase Period that is identical to the Offering Period. Notwithstanding the foregoing, the Administrator shall have the sole discretion to determine the commencement date of the first Offering Period and Purchase Period following the Effective Date (as defined in Section 20) of the Plan. The Plan shall continue until terminated in accordance with Section 21 hereof. Notwithstanding the foregoing, subject to Section 21 hereof, the Administrator shall have the power to change the commencement date, duration and/or the frequency of Offering Periods and/or Purchase Periods with respect to future offerings and shall use its best efforts to notify Employees of any such change at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected; provided, however, that in no event shall any Offering Period or Purchase Period be longer than six (6) months.

        6.    Participation; Grant of Option on Enrollment; Purchase Price.

          a.     Participation in the Plan is wholly voluntary. Each eligible Employee may elect to become a participant in the Plan with respect to a particular Offering Period, by filing a subscription agreement with his or her Employer authorizing payroll deductions in accordance with Section 7 hereof and filing it with the Company or the Employer in accordance with the form's instructions at least ten (10) business days prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Administrator for all eligible Employees with respect to a given Offering Period. Once an eligible Employee becomes a participant in an Offering Period, he or she will automatically participate in the next Offering Period pursuant to the previously filed authorization, unless the employee withdraws from the Plan or terminates further participation in an Offering Period as set forth in Section 10. Such participant is not required to file any additional subscription agreement in order to continue participation in the Plan.

          b.     Enrollment by an eligible Employee in the Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such Employee an option to purchase Shares on the Exercise Date up to that number of Shares determined by dividing the amount accumulated in such Employee's payroll deduction account during such Purchase Period by eighty five percent (85%) of the Fair Market Value of a Share on (i) the Offering Date or (ii) the

  Exercise date, whichever is lesser; provided, however, that the number of Shares subject to any option granted pursuant to this Plan shall not exceed the limitations provided under Section 4.

          c.     The purchase price per Share subject to an offering shall be 85% of the Fair Market Value of a Share on (i) the Offering Date or (ii) the Exercise Date, whichever is lower.

        7.    Payroll Deductions.

          a.     Subject to Section 6a hereof, a participant in the Plan may, in accordance with rules and procedures adopted by the Administrator, authorize a payroll deduction of any whole percentage from 1 percent to 10 percent of such participant's Compensation each pay period (the permissible range within such percentages to be determined by the Administrator from time to time), not to exceed $25,000 per year. A participant may at any time increase or decrease such payroll deduction (including a cessation of payroll deductions), by completing and filing with the Employer a new subscription agreement authorizing a change in payroll deduction rate. The Administrator may, in its discretion, limit the number of rate changes by a participant during an Offering Period. A change in rate shall be effective as of the next payroll period following the date of filing of the new subscription agreement. All payroll deductions made by a participant shall be credited to such participant's account under the Plan. No interest shall accrue on the payroll deductions.

          b.     A participant may withdraw from the Plan as provided in Section 10, which will terminate his or her payroll deductions for the Purchase Period in which such withdrawal occurs.

        8.    Exercise of Option.

          a.     Unless a participant withdraws from the Plan as provided in Section 10 hereof, or unless the Administrator otherwise provides, such participant's election to purchase Shares shall be exercised automatically on the Exercise Date, and the maximum number of whole Shares subject to such option will be purchased for such participant at the applicable purchase price with the accumulated payroll deductions in the participant's account as of the Exercise Date. No fractional Shares may be purchased hereunder.

          b.     Any payroll deductions accumulated in a participant's account following the purchase of Shares on any Exercise Date that are not sufficient to purchase a full Share shall be retained in the participant's account for the subsequent Purchase Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any additional amounts remaining in a participant's account following the purchase of Shares on any Exercise Date that are equal to, or in excess of, the amount required to purchase at least one full Share shall be returned to the Participant as soon as practicable following the Exercise Date. During a participant's lifetime, a participant's option to purchase Shares hereunder will be exercisable only by the participant.

          c.     The Shares purchased upon exercise of an option hereunder shall be credited to the participant's account under the Plan as of the Exercise Date and shall be deemed to be transferred to the participant on such date. Except as otherwise provided herein, the participant shall have all rights of a shareholder with respect to such Shares upon their being credited to the participant's account.

        9.    Delivery of Shares.

          a.     As promptly as practicable after the Exercise Date, the Company shall arrange the delivery to each participant of a certificate representing the Shares purchased upon exercise of his or her option; provided, however, that the Administrator may deliver certificates to a broker or brokers that hold such certificate in a street name for the benefit of each such participant.

          b.     Shares to be delivered to a participant under the Plan will be registered in the name of the participant or, at the election of the participant, in the name of the participant and another person as joint tenants with rights of survivorship or community property.

        10.    Withdrawal; Termination of Employment.

          a.     A participant may withdraw from an Offering Period under the plan by giving written notice to the Company at least fifteen (15) days prior to the next occurring Exercise Date.

          b.     Upon withdrawal from the Plan, the accumulated payroll deductions credited to such participant's account shall be paid, without interest, to such participant as soon as practicable after receipt of such participant's notice of withdrawal and such participant's interest in the Plan shall terminate. In the event a participant voluntarily elects to withdraw from the Plan, he or she may not resume participation in the Plan during the same Purchase Period, but may participate in any Purchase Period under the Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in the Plan.

          c.     Termination of a participant's employment for any reason, including retirement, death or failure of a participant to remain an eligible Employee, immediately terminates his or her participation in the Plan. In such event, the payroll deductions credited to such participant's account that have not been used to purchase Shares shall be returned as soon as practicable to such participant or, in the case of such participant's death, to the person or persons entitled thereto under Section 14 hereof, without interest. For purposes of this Section 10, an Employee will not be deemed to have terminated employment or failed to remain in continuous employ of the Company or a Designated Parent/Subsidiary in the case of sick leave, military leave, or any other leave of absence approved in writing by the Administrator; provided, however, that the leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

        11.    Interest.    No interest shall accrue on or be payable with respect to the payroll deductions of a participant in the Plan.

        12.    Shares.    Subject to adjustment as provided in Section 19 hereof, the maximum number of Shares which shall be reserved for sale under the Plan shall be two million five hundred thousand (2,500,000) Shares. Such Shares shall be either authorized and unissued Shares or Shares which have been reacquired by the Company. If the total number of Shares to be purchased on the first day of a Purchase Period by all participants exceeds the number of Shares then available under the Plan, the Administrator shall make a pro rata allocation of the Shares remaining available for option grant in as uniform a manner as is practicable and as it shall determine to be equitable. In such event, the Administrator shall give written notice to each participant of such reduction of the number of option Shares affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

        13.    Administration.    The Plan shall be administered by the Administrator. The Administrator shall have full power and authority, subject to the provisions of the Plan and Section 423 of the Code and any other provisions of applicable law, including foreign law, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. Subject to the provisions of the Plan and limitations of Section 423 of the Code and all other applicable law, all decisions, determinations and interpretations of the Administrator shall be final and binding on all participants. Except as otherwise provided by the Administrator, each Employer shall be charged with all expenses incurred in connection with administration of the Plan with respect to the Employer's Employees.

        14.    Designation of Beneficiary.

          a.     A participant may file with the Company, on forms supplied by the Company, a written designation of a beneficiary who is to receive any Shares and cash remaining in such participant's account under the Plan in the event of the participant's death.

          b.     Such designation of beneficiary may be changed by the participant at any time by written notice to the Company, on forms supplied by the Company. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company shall deliver such Shares and/or cash in accordance with applicable laws of descent and distribution.

        15.    Transferability.    Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the participant (other than by will, the laws of descent and distribution or as provided in Section 14 hereof). Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

        16.    No Right to Continued Employment.    Nothing in the Plan or in any right granted under the Plan shall confer upon any participant any right to continue in the employ of the Company or any Designated Parent/Subsidiary for any period of specific duration or interfere with or otherwise affect or restrict in any way the rights of the Company or any Designated Parent/Subsidiary or of the participant to terminate his or her employment at any time and for any reason, with or without cause. The adoption and maintenance of the Plan shall not constitute a condition of the employment of any Employee.

        17.    Use of Funds.    All payroll deductions held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such funds.

        18.    Reports.    Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participants as soon as practicable following each Offering Period, which statements will set forth the amounts of payroll deductions, the per Share purchase price, the number of Shares purchased, the aggregate Shares in the participant's account and the remaining cash balance, if any.

        19.    Effect of Change in Capitalization; Change in Control.

          a.     In the event of a Change in Capitalization, the Administrator, in its sole discretion, shall conclusively determine the appropriate equitable adjustments, if any, to be made under the Plan, including without limitation adjustments to the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under option, as well as the price per Share covered by each option under the Plan which has not yet been exercised.

          b.     In the event of a Change in Control of the Company, unless otherwise provided by the Administrator, the Offering Periods shall terminate on such date as determined by the Administrator and accumulated payroll deductions on such date shall be used to purchase the applicable number of Shares.

        20.    Effective Date; Term of Plan.

          a.     The Plan shall be effective as of the date determined by the Company to be the effective date of the Plan (the "Effective Date"), subject to the approval of the Plan by the shareholders of the Company within 12 months before or after the date the Plan is adopted by the Board. No

  Offering Period shall commence under the Plan prior to the date that shareholder approval is obtained.

          b.     The Plan shall continue from the Effective Date until the earlier to occur of (i) the termination of the Plan by the Board pursuant to Section 21, (ii) the issuance of all Shares reserved for issuance under the Plan, or (iii) ten (10) years from the date the Plan was originally adopted by the Board.

        21.    Amendment, Suspension and Termination of Plan.

          a.     The Administrator may at any time amend, suspend or terminate the Plan. Except as provided in Section 19 hereof, no such suspension or termination may adversely affect options previously granted to a participant without such participant's consent and no amendment may make any change to any option previously granted that would adversely affect the rights of any participant without the consent of such participant. No amendment shall be effective unless it receives the requisite approval of the shareholders of the Company if such shareholder approval of such amendment is required to comply with Rule 16b-3 under the Exchange Act or Section 423 of the Code or to comply with any other applicable law, regulation or stock exchange rule. Upon termination of the Plan, unless the Administrator shall determine otherwise, any assets remaining in the participants' accounts under the Plan shall be delivered to the respective participant (or the participant's legal representative) as soon as practicable.

          b.     The Administrator shall review the reports described in Section 26, and commencing following receipt of the report for the first Offering Period under the Plan and each report thereafter, the Administrator shall make a determination as to whether to continue the Plan, suspend the Plan or terminate the Plan pursuant to this Section 21. In the event that the Administrator does not make a determination to commence the next Offering Period, then the Plan shall be automatically suspended and shall remain suspended until the Administrator recommences the Offering Periods, terminates the Plan or the Plan expires. Notwithstanding the foregoing, an Offering Period may be so suspended only if (i) within a reasonable amount of time prior to such suspension, the Administrator has received a report for the preceding Offering Period, and (ii) the participants have been provided adequate notice.

        22.    Notices.    All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        23.    Regulations and Other Approvals; Governing Law.

          a.     This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Texas without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

          b.     The obligation of the Company to sell or deliver Shares with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws and all applicable foreign laws, and the obtaining of all such approvals by governmental agencies or other authorities as may be deemed necessary or appropriate by the Administrator.

          c.     To the extent applicable hereto, the Plan is intended to comply with Rule 16b-3 under the Exchange Act, and the Administrator shall interpret and administer the provisions of the Plan in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

          d.     The Company and the Administrator shall make all determinations under the Plan based on U.S. currency, except as otherwise may be required pursuant to the laws of a foreign jurisdiction.

        24.    Withholding of Taxes.    If the participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such participant pursuant to such participant's exercise of an option, and such disposition occurs within the later of the two-year period commencing on the day after the Offering Date or the one-year period commencing on the day after the Exercise Date, such participant shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of federal, state, local or other income taxes and other amounts which the Company informs the participant the Company is required to withhold.

        25.    Equal Rights and Privileges.    All eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company or the Administrator, be reformed to comply with the requirements of Section 423. This Section 25 shall take precedence over all other provisions in the Plan.

        26.    Periodic Reports.    As soon as practicable following the end of each Purchase Period, the Company shall provide to the Administrator a report summarizing the number of Shares purchased during such Purchase Period by each Employee participating in the Plan, the per Share purchase price for such period, and the total number of Shares purchased. To the extent permitted by applicable law, and available to the Company, the Company shall also provide to the Administrator the number of Shares that have been retained by Employees participating in the Plan.

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KINETIC CONCEPTS, INC. 2004 EMPLOYEE STOCK PURCHASE PLAN